UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))
☐	Definitive Information Statement

SANOMEDICS, INC.

(Name of Registrant As Specified In Its Charter)

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SANOMEDICS, INC.

444 Brickell Avenue

Suite 415

Miami, Florida 33131

Telephone: 305-433-7814

NOTICE OF ACTION BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that our board of directors and the holders of a majority of our outstanding voting securities have approved a Certificate of Amendment to our Certificate of Incorporation to:

•	increase the number of authorized shares of our common stock from 650,000,000 to 10,000,000,000 shares; and
•

effect a reverse stock split of our outstanding common stock at a ratio of up to one for 4,000 (1:4,000), in a definitive amount and on a future date to be fixed by our Board of Directors, in their sole discretion.

These actions were approved by our board of directors on August 13, 2015 and August 20, 2015. In addition, the holders of a majority of our outstanding voting securities approved these actions on [ ], 2015 by written consent in lieu of a meeting in accordance with the applicable sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about [ ], 2015.

For the Board of Directors

By:	/s/ Keith Houlihan
Keith Houlihan, President

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SANOMEDICS, INC.

444 Brickell Avenue

Suite 415

Miami, Florida 33131

Telephone: 305-433-7814

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This information statement is being furnished to all the common stockholders of Sanomedics, Inc. in connection with the action taken by written consent of the holders of the majority of our outstanding voting securities in lieu of a meeting which authorized the Certificate of Amendment to our Certificate of Incorporation (the “Amendment”). The Amendment will:

•	increase the number of authorized shares of our common stock from 650,000,000 to 10,000,000,000 shares (the “Common Stock Increase”); and
•

effect a reverse stock split of our outstanding common stock at a ratio of up to one for 4,000 (1:4,000), in a definitive amount and on a future date to be fixed by our Board of Directors, in their sole discretion.

We sometimes refer to the Common Stock Increase the Reverse Stock Split as the “Corporate Actions.”

On August 13, 2015 and August 20, 2015 our board of directors approved the Amendment. In addition, on [ ], 2015 the holders of approximately 56% of our outstanding voting securities, which is in excess of the required majority of our outstanding voting securities necessary for the adoption of the Amendment, executed a written consent approving the Amendment. A copy of the form of Amendment is attached as Appendix A to this information statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our board of directors voted to utilize the written consent of the holders of a majority of our outstanding voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This information statement serves as this notice. This information statement is first being mailed on or about [ ], 2015 to stockholders of record, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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AMENDMENT

When effective, the Amendment will amend our Certificate of Incorporation to effect the:

•	Common Stock Increase; and
•

effect a reverse stock split of our outstanding common stock at a ratio of up to one for 4,000 (1:4,000), in a definitive amount and on a future date to be fixed by our Board of Directors, in their sole discretion.

The Common Stock Increase

The Amendment will increase the number of authorized shares of our common stock from 650,000,000 shares to 10,000,000,000 shares. At August 13, 2015 we had 281,031,482 shares of our common stock issued and outstanding. The additional common stock to be available as a result of the Common Stock Increase will have rights identical to our currently outstanding common stock. The Common Stock Increase will not change the par value of our common stock, nor the number of authorized shares of our preferred stock or the designations, rights and preferences of the Series A Preferred Stock. Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

The Amendment will also effect a reverse stock split of our outstanding common stock at a ratio of up to one for 4,000 (1:4,000). On the effective date of the Amendment, the Reverse Stock Split will reduce the number of outstanding shares of our common stock at a ratio of up to 1:4,000. The Reverse Stock Split will provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock, and the Reverse Stock Split will affect all common stockholders uniformly.

On the effective date of the Amendment, every share as determined of issued and outstanding shares of our common stock (the “Old Common Stock”) will be reclassified and converted into one validly issued, fully paid and non-assessable share of common stock (the “New Common Stock”). Each certificate representing shares of Old Common Stock will thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby. No cash will be paid or distributed as a result of the Reverse Stock Split, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share.

Reasons for the Common Stock Increase and Reverse Stock Split

As set forth in the table appearing later in this section, we currently have outstanding convertible notes in the principal amount of $2,763,000 which mature through November 30, 2017. While the conversion prices of these notes are at a discount to the market price of our common stock, based upon a recent trading price of $0.0005 per shares, these notes are convertible into approximately 9,000,000,000 shares of our common stock. In addition, under the terms of these notes we were required to reserve a multiple of the number of our authorized but unissued shares of common stock into which the notes were convertible at the time of issuance to ensure sufficient shares are available upon conversion. We do not currently have sufficient authorized but unissued shares of common stock to provide for the possible future exercise of these convertible notes.

The board of directors also determined that it is in our best interests to effect the Reverse Stock Split and considered certain factors including, but not limited, to the following:

(i)	Current trading price of the shares of our common stock and potential to increase the marketability and liquidity of our common stock;

(ii)	Posturing our company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates; and

(iii)	Provide our management with additional flexibility to issue shares to facilitate future stock acquisitions and financings.

There are no assurances, however, that the Reverse Stock Split will have this impact.

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Overall Impact of the Amendment

The Amendment will both increase the number of authorized shares of our common stock and decrease the number of outstanding shares of our common stock as a result of the impacts of the Common Stock Increase and Reverse Stock Split. As a result of the Reverse Stock Split, the conversion rate of all securities convertible into common stock, including options, warrants and convertible notes, will be proportionately adjusted.

The following table provides information on our shares of common stock which are currently authorized, issued and outstanding, and reserved for issuance as of August 14, 2015, as well as on a proforma basis giving effect to the Common Stock Increase:

	August 13, 2015		Proforma
	No. of shares of common stock	% of authorized	No. of shares of common stock	% of authorized
Authorized	650,000,000	100%	10,000,000,000	100%
Issued and outstanding	281,031,482	43%	281,031,482	3%
Reserved for issuance underlying convertible notes	384,000,000	59%	9,234,090,421	92%
Reserved for issuance underlying common stock purchase warrants	106	*	106	*
Reserved for issuance underlying stock options	8,120	*	8,120	*

_______

*Less than 1%

Our authorized but unissued common stock may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our stockholders unless, in any instance, such approval is expressly required by law. In addition to providing sufficient shares of common stock for the possible exercise of the outstanding warrants, both the Common Stock Increase and the Reverse Stock Split will provide us with the ability to issue such additional shares of common stock for a variety of corporate purposes, including debt or equity capital raising transactions, acquisitions or other business development efforts, or other proper corporate purposes. Our board of directors reviews and evaluates potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders. The resulting increase in the number of authorized common shares as a result of the Common Stock Increase and the Reverse Stock Split may affect the rights of existing holders of common shares to the extent that future issuances of common shares reduce each existing stockholder’s proportionate ownership and voting rights in our company. In addition, possible dilution caused by future issuances of common shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock continues, of which there is no assurance.

The additional common stock that will be available for issuance following the effective date of the Amendment could have material anti-takeover consequences, including the ability of our board of directors to issue additional common shares without additional stockholder approval because unissued common stock could be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further stockholder approval, our board of directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our Certificate of Incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Amendment, our board of directors was not motivated by the threat of any attempt to accumulate shares or otherwise gain control of our company. However, stockholders should nevertheless be aware that approval of the Amendment could facilitate our efforts to deter or prevent changes of control in the future.

Other than as set forth herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock. Our board of directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of our company and our stockholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business will materially change as a result of the Amendment.

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Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizing certain federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this information statement was first mailed to stockholders. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). The following discussion has not been prepared by tax counsel, but has been reviewed by management and is believed to be accurate as of the date of this information statement. Our views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed herein.

The receipt of the common stock following the effective date of the Reverse Stock Split, solely in exchange for the common stock held prior to the Reverse Stock Split, will not generally result in the recognition of gain or loss to the stockholders. The value of the additional share received by a stockholder in lieu of a fractional share, however, might result in a gain or loss based upon the difference between the value of the additional share and the basis in the surrendered fractional share.

The adjusted tax basis of a stockholder in the common stock received after the Reverse Stock Split will be the same as the adjusted tax basis of the common stock held prior to the Reverse Stock Split exchanged therefore (subject to the treatment of fractional shares), and the holding period of the common stock received after the Reverse Stock split will include the holding period of the common stock held prior to the Reverse Stock Split exchanged therefore. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS SUMMARY ASSUMES THAT OUR SHARES ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE STOCK SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE STOCK SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

No dissenter’s rights

Under Delaware law stockholders are not entitled to dissenter’s rights of appraisal with respect to the Amendment.

How the Amendment will be enacted

The Corporate Actions will be effected by the filing of the Amendment with the Secretary of State of Delaware. The Amendment will specify the effective date of [ ], 2015 (the “Effective Date”) which is 20 days after this information statement was first mailed to our stockholders. The Corporate Action will occur on the Effective Date without any further action on the part of our stockholders.

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Although our common stock is currently quoted on the OTCPINK Tier of the OTC Markets, the increase in authorized shares will not require processing by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for this action to be recognized in the market for trading purposes.

Following the Reverse Stock Split, the share certificates representing the Old Shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will effect the validity of your current share certificates. After the Effective Date, each share certificate representing Old Shares will be deemed to represent such number of New Shares in proportion to the ratio of the reverse stock split. Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent, Manhattan Transfer Registrar Company. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period. We will bear the costs of the issuance of the additional stock certificates.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

At August 13. 2015, our issued and outstanding voting securities consisted of:

•	281,031,482 shares of our common stock, and
•	1,000 shares of our Series A preferred stock.

The holders of Series A preferred stock and common stock vote together as a single class on all matters submitted to a vote of our stockholders. Each share of common stock entitles the holder to one vote. The holders of our Series A preferred stock are entitled to the number of votes, collectively, which equals 51% of the total number of votes that may be cast at the time of such vote on all matters submitted to a vote of our stockholders. As such, the holders of our Series A preferred stock have voting control of our company. The following table contains information regarding record ownership of our voting securities as of August 13, 2015 held by:

•	persons who own beneficially more than 5% of the outstanding voting securities,
•	our directors,
•	named executive officers, and
•	all of our directors and officers as a group.

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A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from August 13, 2015, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is in care of 444 Brickell Avenue, Suite 415, Miami, Florida 33131.

	Amount and Nature of Beneficial Ownership
	Common Stock		Series A Preferred Stock
Name	# of Shares	% of Class	# of Shares	% of Class	% of Total Vote
William Lerner (1)	-	-	100	10%	5.1%
Keith Houlihan (2)	1,613,384,687	17.0%	452	45%	23.1%
Gary J. O’Hara (3)	132	*	-	-	*
David C. Langle (4)	-	-	250	25%	12.7%
All officers and directors as a group (four persons)(1)(2)(3)(4)	1,613,384,839	17.0%	-	-	40.9%
Craig Sizer (5)	2,617,564,176	27.5%	100	10%	5.1%
Andres Sizer (6)	-	-	98	10%	5.0%

(1) Percentage of total vote includes voting rights attributable to 100 shares of Series A preferred stock.

(2) The number of shares of common stock owned by Mr. Houlihan includes:

•	1,613,356,000 shares issuable to Mr. Houlihan pursuant to $403,339 in promissory notes , and
•	options to purchase 4,000 shares of our common stock which are exercisable at $62.50 per share until April 1, 2016.

Percentage of total vote includes voting rights attributable to 452 shares of Series A preferred stock.

(3) The number of shares of common stock owned by Mr. O’Hara includes options to purchase 120 shares of our common stock at $625.00 per share until March 6, 2020.

(4) Percentage of total vote includes voting rights attributable to 250 shares of Series A preferred stock.

(5) The number of shares of common stock owned by Mr. Sizer includes:

•	99 shares held of record by CLSS Holdings LLC, a limited liability company of which he is the sole member;
•

2,617,560,000 shares issuable to CLSS in the event it elects to convert its $654,390 principal amount of the notes we issued to it for cash advances we received at a conversion price of $0.50 per share; and

•	options to purchase 4,000 shares of our common stock which are exercisable at $0.50 per share until April 1, 2016.

Percentage of total vote includes voting rights attributable to 100 shares of Series A preferred stock.

Mr. Sizer’s address is 19501 W. Country Club Drive, Aventura, FL 33180.

(6) Mr. Andres Sizer is the brother of Mr. Craig Sizer and his percentage of total vote includes voting rights attributable to 98 shares of Series A preferred stock. Mr. Sizer’s address is 19501 W. Country Club Drive, Aventura, FL 33180.

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THE REVERSE STOCK SPLIT

The Board of Directors has been granted the authority to effect a reverse stock split of our outstanding shares of our common stock at a ratio of up to one for 4,000 (1:4,000). The Board of Directors has the authority to fix the exact ratio of the reverse stock split and to implement the reverse stock split at any time before the close of business on August 19, 2016. If the Board of Directors decides to implement the reverse stock split, it will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

Our common stock is currently quoted on the OTC QB tier of the OTC Markets under the symbol "SIMH." On August 19, 2015 the last sale price of our common stock was $0.0003 per share. Our Board of Directors believes that current low price of our common stock negatively impacts our credibility as a viable business enterprise. In addition, our Board of Directors believes that the relatively low per-share market price of our common stock impairs the acceptability of our common stock to potential acquisition candidates and certain members of the investing public, including institutional investors. For instance, many analysts will not, or are not permitted, to initiate coverage on any securities that trade below $5.00 and certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced securities. However, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

Because brokerage commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase our common stock at its current price levels. For these reasons our Board of Directors has chosen to adopt and recommend the reverse stock split.

The market price of our common stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share of our common stock after the reverse stock split may not rise or remain constant in proportion to the ratio of the reverse stock split. Accordingly, the total market capitalization of common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. In addition, the split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Board considered reducing the number of shares of authorized common stock in connection with the reverse stock split, but determined that the availability of additional shares may be beneficial to our company in the future for possible issuances. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include effecting future acquisitions of other businesses through the issuance of shares of our common stock or securities convertible into shares of our common stock and for issuance in financing transactions. We are not, however, a party to any acquisition or other agreement as of the date of this Information Statement, the consummation of which is dependent upon the effectiveness of the reverse stock split, nor can we be certain that the reverse stock split will have a long-term positive effect on the market price of our common stock in the future.

Notwithstanding that the holders of our Series A preferred stock have voting control over our company so long as those shares are outstanding, because the reverse stock split results in an increased number of authorized but unissued shares of our common stock it may be construed as having an anti-takeover effect. Although the reverse stock split is not being undertaken by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. However, it is also possible that an indirect result of the anti-takeover effect of the reverse stock split could be that stockholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our common stock, if the same was so offered by a party attempting a hostile takeover of our company. We are not aware of any party's interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

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Our Board obtained stockholder approval for split ratio of up to 1:4,000 rather than a fixed ratio in order to provide the Board with the flexibility to achieve the desired results of the reverse stock split. The Board has the authority to implement the reverse stock split only upon the Board’s determination that the reverse stock split would be in our best interests at that time. In determining whether to proceed with the reverse stock split and setting the exact ratio of the split, the Board of Directors will consider a number of factors, including market conditions, existing and expected trading prices of our common stock, our additional funding requirements and the number of authorized but unissued shares of our common stock.

If the Board decides to implement the reverse stock split, it would set the record date and effective date for the reverse stock split and select a specific ratio up to 1:4,000. No further action on the part of our stockholders is required to either implement or abandon the reverse stock split. If the Board determines to implement the reverse stock split, we will communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split, including the specific ratio selected by the Board. If the Board does not implement the reverse stock split prior to the close of business on August 19, 2016, the authority granted to it to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that it is no longer in our best interests.

Our authorized common stock is 650,000,000 shares, par value $0.001 per share. The reverse stock split will affect all of the holders of our common stock uniformly. On the effective date of the Certificate of Amendment, each stockholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding shares as the stockholder held prior to the effective date of the Certificate of Amendment. Based upon 281,031,482 shares of our common stock outstanding at August 13, 2015, the following table reflects the approximate percentage decrease in the number of outstanding shares of common stock, the approximate number of shares that would be outstanding as a result of the reverse stock split and the approximate percentage those shares represents to our authorized common stock at various ratios:

Ratio of Reverse Stock Split	Approximate Percentage Decrease in Outstanding Common Shares	Approximate Outstanding Shares After Reverse Stock Split (1)	Approximate Percentage of Authorized Common Shares (1)

1 for 100	99.00%	2,810,315	1.00%
1 for 125	99.20%	2,248,252	<1.00%
1 for 150	99.33%	1,873,543	<1.00%
1 for 200	99.50%	1,405,157	<1.00%
1 for 500	99.80%	562,063	<1.00%
1 for 1,000	99.90%	281,031	<1.00%
1 for 2,500	99.96%	112,413	<1.00%
1 for 3,500	99.97%	80,295	<1.00%
1 for 4,000	99.98%	70,258	<1.00%

(1) Excludes (i) 8,226 shares underlying outstanding options and warrants, and (ii) 9,234,090,421 shares underlying convertible debt.

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If and when implemented, the reverse stock split will also have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

•	the number of authorized shares of common stock will not change,
•

the number of authorized shares of our preferred stock, including our Series A preferred stock, will not change, and there will be no changes in the designations, rights and preferences of the Series A preferred stock;

•	no scrip or fractional shares will be issued as a result of the reverse stock split and any fractional shares which may be issuable will be rounded up to the nearest whole share,
•	the per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;
•	the par value of the common stock will remain $0.001 per share;
•

the stated capital on our balance sheet attributable to the common stock will be decreased up to 4,000 times its present amount, based upon the ultimate ratio of the reverse stock split, and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

•

all outstanding options, warrants and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, up to 4,000 times less than the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, based upon the final ratio of the reverse stock split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the reverse stock split; and

•	the number of shares of our common stock reserved for issuance under our 2010 Stock Option Plan will be reduced in the same ratio as the final ratio of the reverse stock split.

WHERE YOU CAN FIND MORE INFORMATION

This information statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this information statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, 444 Brickell Avenue, Suite 415, Miami, Florida 33131.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

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SANOMEDICS , INC.

Dated: [ ], 2015	By:	/s/ Keith Houlihan
Keith Houlihan, President

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Appendix A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

SANOMEDICS, INC.

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the President of Sanomedics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: That Section 4.1 of Article IV of the Certificate of Incorporation, as amended, of this Corporation is hereby deleted in its entirety and placed with the following:

The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is Ten Billion (10,000,000,000) shares of which Ten Billion (10,000,000,000) shares shall be Common Stock, par value $0.001 per share, and One Thousand (1,000) shares shall be Preferred Stock, par value $0.001 per share.

RESOLVED: Section IV of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by adding the following:

1.4 Reverse Stock Split. On the date of effective date of this Certificate of Amendment, the Corporation will effect a reverse stock split (the “Reverse Stock Split”) of its outstanding Common Stock pursuant to which every ______ (__) issued and outstanding shares of the Corporation's Common Stock, par value $0.001 (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable shares of Common Stock, par value $0.001 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, further, that no cash will be paid or distributed as a result of the Reverse Stock Split and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be [ ], 2015.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated August 13, 2015 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent of holders of a majority of the outstanding shares of the Corporation’s voting stock on [ ], 2015 in accordance with Section 228 of the Delaware General Corporation Law

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of [ ], 2015.

SANOMEDICS, INC.

By:
Keith Houlihan, President

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